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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
        Date of Report (Date of earliest event reported): March 17, 2004

                             INSTAPAY SYSTEMS, INC.

        (Exact name of small business issuer as specified in its charter)

                           Commission File No. 0-17462
                           ---------------------------

              UTAH                                      87-0404991
              ----                                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                   Identification Number)

                 98 SHORELINE WAY HAMPTON, GA 30228 770-471-4944
          (Address and telephone number of principal executive offices)

ITEM 5. OTHER EVENTS

On March 17, 2004, InstaPay Systems, Inc. (the "Registrant") entered into a Convertible Debenture Agreement ("CD") for $350,000, and a Standby Equity Distribution Agreement ("SEDA") for up to $5 million of funding, with US-based investment fund Cornell Capital Partners LP ("Cornell").

Under the CD, the registrant has received $150,000 upon closing the agreement, and will receive two subsequent tranches of $100,000 each upon the completion of conditions set forth in the CD. The CD is convertible into the registrant's common stock during the 3-year term of the CD.

Under the SEDA, Cornell has committed to provide up to $5 million of funding to be drawn down at the Registrant's discretion by the purchase of the Registrant's common stock. During the 2-year term of the SEDA, the Registrant may request up to $70,000 in any seven-day period in exchange for issuing to Cornell shares of its common stock. The facility may be used in whole or in part entirely at the Registrant's discretion, subject to an effective registration.

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The matters discussed in this 8-K may include forward looking statements,  which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include but are not limited to the governmental, economic, technological and competitive risks detailed in the Registrant's reports on Forms 10-K and10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Registrant's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.


                                   SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 INSTAPAY SYSTEMS, INC.
Date: March 19, 2004                             /s/ Harry Hargens
                                                 -------------------------
                                                 President and CEO